Exhibit 99.1

NC4 Inc. and NC4 Public Sector LLC

Consolidated Carve-Out Financial Statements

December 31, 2018

NC4 INC. AND NC4 PUBLIC SECTOR LLC

TABLE OF CONTENTS

DECEMBER 31, 2018

Page No.
Independent Auditor’s Report	1-2
Consolidated Carve-out Financial Statements:
Consolidated Carve-out Balance Sheet	3
Consolidated Carve-out Statements of Operations	4
Consolidated Carve-out Statements of Changes in Stockholders’ Deficit	5
Consolidated Carve-out Statement of Cash Flows	6
Notes to Consolidated Carve-out Financial Statements	7-17

INDEPENDENT AUDITOR’S REPORT

To the Stockholders of

NC4 Inc.:

We have audited the accompanying consolidated carve-out financial statements of NC4 Inc. and NC4 Public Sector LLC, which do not include any other subsidiaries of NC4 Inc., and also exclude Street Smart, a business unit of NC4 Public Sector LLC (collectively, the “Carve-out Entity”), which comprise the consolidated carve-out balance sheet as of December 31, 2018, and the related consolidated carve-out statements of operations, changes in stockholders’ deficit, and cash flows for the year then ended, and the related notes to the consolidated carve-out financial statements.

Management’s Responsibility for the Consolidated Carve-out Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated carve-out financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated carve-out financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated carve-out financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated carve-out financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated carve-out financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated carve-out financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated carve-out financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated carve-out financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated carve-out financial statements referred to above present fairly, in all material respects, the financial position of the Carve-out Entity as of December 31, 2018, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Camarillo, CA | Encino, CA | Fort Worth, TX | Irvine, CA | Long Beach, CA | Los Angeles, CA

Park City, UT | Pasadena, CA | Phoenix, AZ | Walnut Creek, CA | Westlake Village, CA

Emphasis of Matter

As discussed in Note 1 to the consolidated carve-out financial statements, NC4 Public Sector LLC, a wholly owned subsidiary of NC4 Inc., primarily is comprised of two distinct business units known as E-Team and Street Smart. All identifiable assets, liabilities, and business activities pertaining to the Street Smart business unit are excluded from the consolidated carve-out financial statements. NC4 Public Sector LLC, excluding the Street Smart business unit, is referred to as “Public Sector.” Accordingly, the consolidated carve-out financial statements include the accounts of NC4 Inc. and Public Sector and do not include any other subsidiaries or business units of NC4 Inc. Our opinion is not modified with respect to that matter.

Los Angeles, California

July 28, 2019

Camarillo, CA | Encino, CA | Fort Worth, TX | Irvine, CA | Long Beach, CA | Los Angeles, CA

Park City, UT | Pasadena, CA | Phoenix, AZ | Walnut Creek, CA | Westlake Village, CA

NC4 INC. AND NC4 PUBLIC SECTOR LLC

CONSOLIDATED CARVE-OUT BALANCE SHEET

AS OF DECEMBER 31,	2018
Assets
Current assets:
Cash and cash equivalents	$546,931
Accounts receivable, net	3,326,193
Unbilled accounts receivable	220,530
Due from affiliates	7,690
Prepaid expenses and other current assets	1,315,738

Total current assets	5,417,082

Property and equipment, net	359,719
Goodwill	776,000
Intangible assets, net	136,245
Other assets	34,427

Total assets	$6,723,473

Liabilities and Stockholders’ Deficit

Current liabilities:
Accounts payable	$321,106
Accrued expenses	3,302,568
Deferred revenue	8,462,144

Total current liabilities	12,085,818

Deferred rent	38,187

Total liabilities	12,124,005

Commitments and contingencies (see notes)

Stockholders’ deficit:
Common stock, $0.001 par value, 3,000 shares authorized, 1,515 shares issued and outstanding	2
Additional paid-in capital	59,437,701
Stockholders’ net investments	(13,307,684)
Accumulated deficit	(51,530,551)

Total stockholders’ deficit	(5,400,532)

Total liabilities and stockholders’ deficit	$6,723,473

See accompanying notes to the consolidated carve-out financial statements.

NC4 INC. AND NC4 PUBLIC SECTOR LLC

CONSOLIDATED CARVE-OUT STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31,	2018
Revenues, net	$17,960,083

Operating expenses:
Cost of revenues	6,293,679
Selling, general and administrative expenses	9,145,120

Total operating expenses	15,438,799

Operating income	2,521,284

Other expenses
Loss on disposition of assets	1,751
Interest expense	1,332

Total other expense	3,083

Income before provision for state income taxes	2,518,201

Provision for state income taxes	1,600

Net income	$2,516,601

See accompanying notes to the consolidated carve-out financial statements.

NC4 INC. AND NC4 PUBLIC SECTOR LLC

CONSOLIDATED CARVE-OUT STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT

			Additional
	Common Stock		Paid-in	Stockholders’	Accumulated
	Shares	Amount	Capital	Net investments	Deficit	Total
Balance, December 31, 2017	1,515	$2	$52,433,114	$(2,491,329)	$(54,047,152)	$(4,105,365)
Contributions	—	—	7,004,587	—	—	7,004,587
Net change in intercompany receivable and payable balances including NC4 Inc.’s investments in other subsidiaries	—	—	—	(10,816,355)	—	(10,816,355)
Net income	—	—	—	—	2,516,601	2,516,601

Balance, December 31, 2018	1,515	$2	$59,437,701	$(13,307,684)	$(51,530,551)	$(5,400,532)

See accompanying notes to the consolidated carve-out financial statements.

NC4 INC. AND NC4 PUBLIC SECTOR LLC

CONSOLIDATED CARVE-OUT STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31,	2018
Cash flows from operating activities:
Net income	$2,516,601
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	245,171
Accrued sales and use taxes	464,412
Loss on disposition of assets	1,751
Changes in operating assets and liabilities:
Accounts receivable	(481,667)
Unbilled accounts receivable	(180,205)
Due from affiliates	103,094
Prepaid expenses and other current assets	(90,161)
Other assets	2,170
Accounts payable	77,660
Accrued expenses	(12,760)
Deferred revenue	1,374,872
Deferred rent	(16,342)

Net cash provided by operating activities	4,004,596

Cash flows from investing activities:
Purchases of property and equipment	(72,922)

Cash used in investing activities	(72,922)

Cash flows from financing activities:
Proceeds from bank line of credit	100,000
Repayments on bank line of credit	(100,000)
Capital contributions	7,004,587
Net change in intercompany receivable and payable balances including NC4 Inc.’s investments in other subsidiaries	(10,816,355)

Net cash used in financing activities	(3,811,768)

Net change in cash and cash equivalents	119,906

Cash and cash equivalents, beginning of year	427,025

Cash and cash equivalents, end of year	$546,931

Supplemental disclosures of cash flow information:
Cash paid for the following during the year:
Cash paid for interest	$1,332

Cash paid for state and local income taxes	$1,600

See accompanying notes to the consolidated carve-out financial statements.

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018

1.	ORGANIZATION AND BUSINESS

NC4 Inc. (“NC4”), incorporated in the state of Delaware on January 9, 2004, is headquartered in El Segundo, California. NC4 formed NC4 Public Sector LLC in the state of Delaware on August 17, 2005. NC4 Public Sector LLC primarily is comprised of two distinct business units known as E-Team and Street Smart. All identifiable assets, liabilities, and business activities pertaining to the Street Smart business unit are excluded from the accompanying consolidated carve-out financial statements. NC4 Public Sector LLC, excluding the Street Smart business unit, is herein referred to as “Public Sector.” NC4 and Public Sector, collectively referred to as the “Carve-out Entity,” have developed unique technologies and processes to collect, curate, enhance and disseminate information to both private and public sector clients who leverage that data for the benefit of their constituents.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Accounting Method The Carve-out Entity maintains its accounting records on an accrual method in conformity with accounting principles generally accepted in the United States of America.

Basis of Presentation The accompanying consolidated carve-out financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. The consolidated carve-out balance sheet, consolidated carve-out statements of operations, changes in stockholders’ deficit, and cash flows of the Carve-out Entity exclude the financial results of The ESP Group Inc. and NC4 Soltra LLC, both of which are wholly owned subsidiaries of NC4 Inc., and the Street Smart business unit of NC4 Public Sector LLC (collectively, the “Excluded Business Units”), have been derived from historical accounting records of NC4 Inc. and its subsidiaries, and are presented on a carve-out basis. Historically, the consolidated financial statements have included the financial results of the Excluded Business Units.

All revenue and costs as well as assets and liabilities directly associated with the business activities of the Carve-out Entity are included in the accompanying consolidated carve-out financial statements. The consolidated carve-out financial statements also exclude allocations of certain operating, selling, and administrative expenses of the Excluded Business Units. These allocations were based on methodologies that management believes to be reasonable; however, amounts derecognized by the Carve-out Entity are not necessarily representative of the amounts that would have been reflected in the consolidated carve-out financial statements had the Excluded Business Units operated independently of the Carve-out Entity.

Historically, NC4 Inc. and its subsidiaries have used a centralized approach to certain aspects of its operations. Any intercompany assets or liabilities related to the Excluded Business Units are classified as part of equity, with expectations that such intercompany balances will be forgiven concurrent with a contemplated transaction. All significant intercompany accounts and transactions among the businesses comprising the Carve-out Entity have been eliminated in the accompanying consolidated carve-out financial statements.

Use of Estimates The preparation of consolidated carve-out financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the consolidated carve-out financial statements, as well as reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018

Revenue Recognition The Carve-out Entity enters into various types of service arrangements that offer professional services, including significant customization of software, consulting implementation services, perpetual licenses of software, hosting services, or maintenance and customer support services in various combinations. In certain arrangements, software licenses and customization of software services are provided together with maintenance and customer support services. In other arrangements, the Carve-out Entity offers consulting implementation services or hosting services without granting the customer a software license.

Revenue from software license and product support services is accounted for in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Subtopic 985-605, Software – Revenue Recognition (“FASB ASC 985-605”). Substantially all of the Carve-out Entity’s software licenses are sold in multiple-element arrangements that include both professional services and post-contract customer support (“PCS”) and are allocated between the elements based on acceptable fair value allocation methodologies, so long as each element meets the criteria for treatment as a separate unit of accounting.

An item is considered a separate unit of accounting if it has value to the customer on a stand-alone basis and there is objective and reliable evidence of the fair value of the undelivered items. The fair value of each undelivered element is determined, if sold separately, by the price charged or, if not sold separately, by other acceptable objective evidence. When the criteria for a separate unit of accounting are not met, the deliverable is combined with the undelivered elements and treated as a single unit of accounting for the purposes of allocation of the arrangement consideration and revenue recognition. For those units of accounting that include more than one deliverable but are treated as a single unit of accounting, the Carve-out Entity generally recognizes revenues over the delivery period.

Software arrangements that include professional services providing significant customization of software are accounted for by applying the percentage-of-completion method in accordance with FASB ASC Subtopic 605-35, Revenue Recognition – Construction-Type and Production-Type Contracts. Progress toward completion is measured by a comparison of the total hours incurred on the project to date to the total estimated hours required upon completion of the project. When current contract estimates indicate that a loss is probable, a provision is made for the total anticipated loss in the current period. Contract losses are determined to be the amount by which the estimated service-delivery costs of the contract exceed the estimated revenue that will be generated by the contract. Unbilled accounts receivable represent revenue for services performed that have not yet been billed as of the balance sheet date.

Billings in excess of revenue recognized are recorded as deferred revenue until the applicable revenue recognition criteria are met. Arrangements that require significant customization of software and include PCS are accounted for under the guidance of FASB ASC 985-605. When arrangements accounted for using contract accounting include PCS, and vendor specific objective evidence (“VSOE”) of fair value for the PCS exists, the arrangement consideration is first allocated using the residual method. Under the residual method, the entire consideration less VSOE of fair value for the PCS is allocated to the software element and recognized based on the percentage-of-completion method of accounting. Arrangements that contain perpetual software licensing and maintenance services are also accounted for by applying the residual method when VSOE of fair value for the maintenance services exists. The entire arrangement fee less VSOE of fair value of maintenance services is allocated to the perpetual license element and recognized at the execution of the agreement. The remaining fee is recognized ratably over the maintenance service period.

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018

When customer acceptance provisions exist in software arrangements, software license revenues are recognized upon delivery and when all other revenue recognition criteria have been met. Certain software license arrangements include software license updates and product support contracts, which are entered into at the customer’s option and are recognized ratably over the term of the arrangement, typically one to three years. Software license updates provide customers with rights to unspecified software product upgrades and maintenance releases during the term of the PCS period. PCS includes internet access to technical content as well as internet and telephone access to technical support personnel. Revenue from PCS is recognized ratably over the term of the PCS period. When VSOE of fair value of PCS does not exist, the entire arrangement consideration is recognized ratably over the term of the PCS period.

Revenue from non-software arrangements that include multiple elements is accounted for in accordance with FASB ASC Subtopic 605-25, Revenue Recognition – Multiple-Element Arrangements (“FASB ASC 605-25”). In accordance with FASB ASC 605-25, the Carve-out Entity allocates consideration at the inception of an arrangement to each unit of accounting based on the relative selling price method in accordance with the selling price hierarchy. The objective of the hierarchy is to determine the price at which the Carve-out Entity would transact a sale if the element were sold on a stand-alone basis, and requires the use of: (i) VSOE if available; (ii) third-party evidence (‘‘TPE’’), if VSOE is not available; and (iii) best estimate of selling price (‘‘BESP’’), if neither VSOE nor TPE is available. Since VSOE or TPE are not typically available, BESP is generally used to allocate the selling price to each unit of accounting. The Carve-out Entity determines BESP for units of account by considering multiple factors including, but not limited to, prices charged for similar offerings, sales volumes, and other factors contemplated in negotiating multiple element transactions. Revenue under such contracts is recognized based upon the levels of services delivered in the periods in which they are provided.

Fair Value Measurement FASB ASC Topic 820, Fair Value Measurement (“FASB ASC 820”), provides a framework for measuring fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value under FASB ASC 820 must maximize the use of observable inputs and minimize the use of unobservable inputs. The standard describes a fair value hierarchy based on three levels of inputs that may be used to measure fair value.

The Carve-out Entity uses the following methods and assumptions to estimate the fair value of its financial instruments:

•	Level 1 – Quoted prices in active markets for identical assets or liabilities that the Carve-out Entity has the ability to access at the measurement date;

•

Level 2 – Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets or liabilities in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities;

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018

•	Level 3 – Discounted cash flow analysis using unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

An asset’s or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. The fair values of acquired assets and assumed liabilities further described in Note 3 were based on a third-party valuation utilizing significant inputs that are not observable in the market and, therefore, represent non-recurring Level 3 measurements.

Cash and Cash Equivalents Cash and cash equivalents include cash and liquid investments with original maturities of 90 days or less upon acquisition.

Accounts Receivable and Allowance for Doubtful Accounts Accounts receivable are customer obligations due under normal trade terms. The Carve-out Entity performs continuing credit evaluations on each customer’s financial condition and senior management reviews accounts receivable on a monthly basis to determine if any receivable will potentially be uncollectible. The Carve-out Entity includes any accounts receivable balances that are determined to be uncollectible in the allowance for doubtful accounts. After all attempts to collect a receivable have failed, the receivable is written off against the allowance. Management believes that no allowance for doubtful accounts as of December 31, 2018, is deemed necessary.

Property and Equipment Property and equipment are stated at cost less accumulated depreciation and amortization. Expenditures for maintenance and repairs are charged to operations as incurred. Depreciation of property and equipment is computed on a straight-line basis over the estimated useful lives of the related assets, ranging from three to five years. Leasehold improvements are amortized on a straight-line basis over the term of the lease or estimated useful life, whichever is shorter. When assets are retired or otherwise disposed of, the assets and related accumulated depreciation and amortization are eliminated from the accounts and any resulting gain or loss is reflected in operations.

Recoverability of Long-Lived Assets In accordance with FASB ASC Subtopic 360-10, Property, Plant and Equipment – Impairment or Disposal of Long Lived Assets, property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of the asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount of the asset exceeds the fair value of the asset. No impairment losses were recognized for the year ended December 31, 2018.

Goodwill and Intangible Assets The Carve-out Entity accounts for goodwill and other intangible assets in accordance with FASB ASC Topic 350, Intangibles – Goodwill and Other (“FASB ASC 350”), under which goodwill and indefinite lived intangible assets are tested for impairment at least on an annual basis. Under FASB ASC 350, the carrying value of goodwill is evaluated for potential impairment on an annual basis or more frequently if events or circumstances indicate that impairment may have occurred. Such circumstances could include, but are not limited to (1) a significant adverse change in legal factors or in business climate, (2) unanticipated competition, or (3) an adverse action or assessment by a regulator. When evaluating whether goodwill is impaired, the Carve-out Entity compares the fair value of the reporting unit to which the goodwill is assigned to the reporting unit’s carrying amount, including goodwill. If the carrying amount of a reporting unit

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018

exceeds its fair value, then the amount of the impairment loss must be measured. The impairment loss would be calculated by comparing the implied fair value of reporting unit goodwill to its carrying amount. In calculating the implied fair value of reporting unit goodwill, the fair value of the reporting unit is allocated to all of the other assets and liabilities of that unit based on their fair values. The excess of the fair value of a reporting unit over the amount assigned to its other assets and liabilities is the implied fair value of goodwill. An impairment loss would be recognized when the carrying amount of goodwill exceeds its implied fair value.

Software Development Costs The Carve-out Entity accounts for software development costs intended for software arrangements that are within the scope of FASB ASC 985-605 in accordance with FASB ASC Subtopic 985-20, Costs of Software to Be Sold, Leased, or Marketed (“FASB ASC 985-20”). FASB ASC 985-20 requires product development costs to be charged to expense as incurred until technological feasibility is attained and all other research and development activities for the product have been completed. Technological feasibility is attained when the Carve-out Entity has completed the planning, design, and testing phase of development and has been determined viable for its intended use, which typically occurs when beta testing commences. The time between the attainment of technological feasibility and the completion of software development has historically been relatively short with immaterial amounts of development costs incurred during this period. Accordingly, the Carve-out Entity has not capitalized any development costs associated with software to be sold, leased, or marketed. All research and development costs are expensed as incurred.

Software as a service (“SaaS”) arrangements that are not within the scope of FASB ASC 985-605 or software that is not considered more-than-incidental to the products or services that it is included in or sold with, are accounted for in accordance with FASB ASC Subtopic 350-40, Intangibles – Goodwill and Other – Internal-Use Software (“FASB ASC 350-40”). FASB ASC 350-40 requires the capitalization of qualifying computer software costs, which are incurred during the application development stage. Upgrades and enhancements are capitalized if they result in added functionality which enables the software to perform tasks it was previously incapable of performing. Software maintenance, training, data conversion and business process reengineering costs are expensed as incurred. The Carve-out Entity applies an agile software development approach for its SaaS model applications, where it develops various beta versions without designing a specific path including software configuration and interfaces until such beta versions are accepted. FASB ASC 350-40 suggests that a beta version is developed in the preliminary project stage, during which any development costs shall be expensed as incurred until management with the authority makes a final selection of alternatives. The Carve-out Entity’s agile approach allows developing and re-developing various versions repeatedly until it achieves the satisfactory rating without specifically requiring management to make a final selection during the process. Furthermore, the time spent in the application development stage for its SaaS model applications has been historically short with immaterial amounts of development costs incurred during this period. Accordingly, the Carve-out Entity has not capitalized any development costs associated with SaaS arrangements that require the agile software development approach.

Deferred Revenue The Carve-out Entity invoices customers in excess of revenue recognized on certain revenue arrangements. Billings in excess of recognized revenue are deferred until the criteria for revenue recognition are met. Deferred revenue in the amounts of approximately $8,462,000 as of December 31, 2018, is included in the accompanying consolidated carve-out balance sheet.

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018

Lease Accounting The Carve-out Entity’s leases are accounted for under the provisions of FASB ASC Topic 840, Leases, which require that leases be evaluated and classified as operating or capital leases for financial reporting purposes. For leases classified as capital leases, assets and related lease obligations measured at their estimated present value of minimum lease payments are recorded on the consolidated carve-out balance sheet at the beginning of the lease term. Leases that are not treated as capital leases are classified as operating leases. Minimum base rent for operating leases, which generally have escalating rentals over the terms of the leases, are recorded on a straight-line basis over the initial lease term and those renewal periods that are reasonably assured. Liabilities for deferred rent in the amounts of approximately $38,000 as of December 31, 2018, are included in deferred rent on the accompanying consolidated carve-out balance sheet.

Advertising Costs The Carve-out Entity expenses advertising costs as incurred. Advertising expense for the year ended December 31, 2018 amounted to approximately $38,000.

Income Taxes NC4 has elected S corporation status under the Internal Revenue Code, and NC4 Public Sector LLC is a single-member limited liability company treated as a disregarded entity for federal and state income tax purposes; therefore, the Carve-out Entity does not incur federal income taxes at an entity level. Instead, its earnings and losses are passed through to the stockholders and included in the stockholders’ federal income tax returns. Accordingly, no liability or provision for federal income taxes is included in the accompanying consolidated carve-out financial statements, nor are any deferred taxes provided for temporary differences between tax and financial reporting. The Carve-out Entity is subject to the state of California income tax on S corporation operations at a rate of 1.50% of taxable income. In addition, NC4 Public Sector LLC is subject to a California fee based on their annual gross revenue. Further, the Carve-out Entity is required to pay annual Franchise Tax Board fees to the state of California for the right to conduct business in the state.

The Carve-out Entity applies the provisions of FASB ASC Topic 740, Income Taxes (“FASB ASC 740“). FASB ASC 740 prescribes a recognition threshold measurement attributed for financial recognition and measurement of a tax position taken or expected to be taken in a tax return and also provides guidance on various related matters, such as de-recognition, interest and penalties, and disclosure. The Carve-out Entity evaluates uncertain tax positions by considering the tax years’ subject to potential audit under federal and state income tax law and identifying favorable tax positions that do not meet the threshold of more likely than not to prevail if challenged by tax authorities that would have a direct impact on the Carve-out Entity as opposed to an impact to the stockholders. Management believes that the Carve-out Entity has not taken any uncertain tax positions that have a more likely than not chance of not being sustained upon examination by the tax authorities. Accordingly, no liabilities for uncertain tax positions have been recorded in the accompanying consolidated carve-out financial statements as of December 31, 2018. With few exceptions, the Carve-out Entity is no longer subject to federal and state income tax examinations by tax authorities for the years before 2014.

On December 22, 2017, the Tax Cuts and Jobs Act (the “TCJA”) was enacted into law. In addition to modifying income tax rates for individuals and corporations, the TCJA made certain changes to the tax treatment for pass-through entities. The TCJA did not have a material impact on the accompanying consolidated carve-out financial statements.

Recently Issued Accounting Pronouncements In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606) (“FASB ASU 2014-09”), which requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. FASB ASU 2014-09 supersedes most existing revenue recognition guidance, including industry-specific revenue recognition

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018

guidance and provides a unified model to determine when and how revenue is recognized. Since the issuance of FASB ASU 2014-09, the FASB has issued several amendments to the standard, including, among other matters, the application of identifying performance obligations and the accounting for contract costs and contract modifications. While continuing to assess all potential impacts of the standard, the Carve-out Entity currently believes there will be an impact related to timing and measurement of fees related to certain revenue arrangements based on identification of performance obligations and whether certain services would be considered a material right. Further, the Carve-out Entity believes customer incentives could potentially be recognized as an expense, which are generally recorded as a reduction of revenue under current guidance. The standard is required to be applied either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying it recognized at the date of initial application. The Carve-out Entity has adopted the new guidance on January 1, 2019.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) (“FASB ASU 2016-02”). The new standard establishes a right-of-use (“ROU”) model that requires a lessee to record an ROU asset and a lease liability, measured on a discounted basis, on the consolidated carve-out balance sheet for all leases with terms greater than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the consolidated carve-out statement of operations. Since the issuance of FASB ASU 2016-02, the FASB has issued several amendments to the standard including, among other matters, clarifications regarding lease reassessments and application of an optional transition method. The standard is required to be applied either retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying it recognized at the date of initial application. The Carve-out Entity has not selected its transition method and is currently in the process of evaluating the potential impact of this new guidance, which is effective for privately held companies for fiscal years beginning after December 15, 2019.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (“FASB ASU 2016-15”), to provide classification guidance for certain transactions, such as debt prepayments or debt extinguishment costs, and contingent consideration payments made after a business combination. FASB ASU 2016-15 is effective for privately held companies for fiscal years beginning after December 15, 2018, with early adoption permitted. The Carve-out Entity has not yet determined the impact of the adoption of the new guidance on its January 1, 2019 consolidated carve-out financial statements.

3.	CONCENTRATIONS OF BUSINESS AND CREDIT RISK

Financial instruments that potentially expose the Carve-out Entity to concentrations of credit risk consist primarily of cash. The Carve-out Entity places its short-term invested cash on deposit with financial institutions which may exceed the Federal Deposit Insurance Corporation (“FDIC”) limits. The FDIC deposit insurance limit is $250,000 per depositor. As of December 31, 2018, the Carve-out Entity’s uninsured portion of this balance was approximately $286,000. The Carve-out Entity limits its exposure to this credit risk by holding excess balances at high-quality financial institutions and does not believe significant credit risk exists with respect to this cash at December 31, 2018.

The Carve-out Entity did not have revenue from an individual customer representing more than 10% of total revenues for the year ended December 31, 2018. The Carve-out Entity continually evaluates the financial strength of its customers but generally does not require collateral to support the customer receivables. None of the customers’ accounts receivable balances outstanding as of December 31, 2018 represented more than 10% of total accounts receivable.

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018

4.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

December 31,	2018
Computers and equipment	$1,098,258
Furniture and fixtures	150,542
Leasehold improvements	431,051

1,679,851
Less: accumulated depreciation and amortization	(1,320,132)

Property and equipment, net	$359,719

Depreciation and amortization expense amounted to approximately $149,000 for the year ended December 31, 2018, and is included in selling, general and administrative expenses on the accompanying consolidated carve-out statement of operations.

5.	GOODWILL AND INTANGIBLE ASSETS

In connection with NC4’s acquisition of TranSecur, Inc. in May 2010, a portion of the purchase price was allocated to the trademark, customer relationships, and software at their respective fair values, and the excess of the purchase price over the net assets acquired was allocated to goodwill in the amount of $776,000. No impairment losses related to goodwill were recognized for the year ended December 31, 2018.

Intangible assets consisted of the following:

December 31,	2018
Trademark	$10,000
Customer relationships	330,000
Software and website	887,377

1,227,377
Less: accumulated amortization	(1,091,132)

Intangible assets, net	$136,245

Amortization expense on intangible assets amounted to approximately $96,000 for the year ended December 31, 2018, and is included in selling, general and administrative expenses on the accompanying consolidated carve-out statement of operations.

Future amortization expense related to intangible assets as of December 31, 2018, is expected to be as follows:

Years ending December 31,	Amount
2019	$81,851
2020	41,851
2021	12,543

Total	$136,245

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018

6.	BANK REVOLVING LINE OF CREDIT

In December 2011, NC4 Public Sector LLC entered into a loan agreement (the “LOC”) with Bank of America, N.A. (the “Bank”), under which the Bank agreed to provide a revolving line of credit to NC4 Public Sector LLC in the maximum borrowing amount not to exceed $400,000. The LOC was guaranteed by NC4. Pursuant to the LOC, amended from time to time, any outstanding principal and accrued and unpaid interest would be due and payable on December 22, 2019. Any advances bore interest at a variable annual rate equal to the Bank’s Prime Rate (as defined) plus 1.00%. As of December 31, 2018, there were no outstanding borrowings against the LOC. In July 2019, the Cave-out Entity and the Bank mutually agreed to terminate the LOC without any penalty.

7.	RELATED PARTY TRANSACTIONS

Sublease Agreement Effective August 2007, NC4 entered into a non-cancelable sublease agreement with OSM Media, LLC (affiliated under common control) for the corporate office space in El Segundo, California. The initial term of the sublease expired in October 2010, and it became a month-to-month lease until March 2017. Effective April 2017, NC4 entered into a non-cancelable sublease agreement with PJ Media, LLC (formerly, OSM Media, LLC) and NextGen Crowdfunding, LLC (affiliated under common control) for the corporate office space in El Segundo, California. The initial term of the sublease expires in June 2020. The sublease provides for a monthly base rent in the amount of approximately $11,000, subject to an annual increase at the rate of approximately 3.00% over the term of the sublease arrangement. For the year ended December 31, 2018, NC4 recognized rental income amounting to approximately $129,000, which is accounted for as a reduction in rent expense and included in selling, general and administrative expenses on the accompanying consolidated carve-out statement of operations.

Due from Affiliates The Carve-out Entity agreed to provide, from time to time, PJ Media, LLC and NextGen Crowdfunding, LLC support for day-to-day operations, such as payroll processing, accounting, and human resource functions. In addition, the Carve-out Entity pays certain operating expenses on behalf of NC4’s other subsidiaries that are recorded as due from affiliates in the consolidated carve-out financial statements. Due from affiliates and other subsidiaries in the amounts of approximately $8,000 are outstanding as of December 31, 2018. Amounts due from affiliates are non-interest bearing and due on demand.

8.	INTERCOMPANY TRANSACTIONS WITH AFFILIATES AND OTHER BUSINESS UNITS

Management assesses how transactions with NC4’s other subsidiaries and business units that are not part of the accompanying carve-out financial statements have been historically settled or are expected to be settled to determine the appropriate presentation in the accompanying carve-out financial statements. The following intercompany transactions are classified as a component of stockholders’ deficit:

	December 31, 2017	Net change	December 31, 2018
NC4’s investments in:
ESP Group Inc.	$3,060,002	$4,805,138	$7,865,140
NC4 Soltra LLC	1,302,521	4,373,264	5,675,785
Due from NC4 Soltra LLC	10,892	89,401	100,293
Due to ESP Group Inc.	(1,848,970)	(479,962)	(2,328,932)
Net carve-out allocation	(33,116)	2,028,514	1,995,398

Balances, net	$2,491,329	$10,816,355	$13,307,684

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018

9.	COMMITMENTS AND CONTINGENCIES

Legal Matters The Carve-out Entity is a party to various claims, complaints, and other legal actions that have arisen from time to time in the ordinary course of business. Management believes that any ultimate settlement of such legal actions would be substantially covered by the Carve-out Entity’s insurance coverage, and that the outcome of such pending legal proceedings will not have a material adverse effect on the Carve-out Entity’s financial condition, results of operations, or cash flows.

Operating Leases The Carve-out Entity leases certain office facilities and equipment under non-cancelable operating leases expiring through June 2020. The leases provide for monthly rental payments ranging from approximately $1,000 to $33,000, and require payments of certain additional expenses, including utilities, parking, and other operating expenses. Rent expense relating to the operating leases amounted to approximately $240,000 for the year ended December 31, 2018, and is included in selling, general and administrative expenses on the accompanying consolidated carve-out statement of operations.

Future minimum lease payments under non-cancelable operating leases as of December 31, 2018, are as follows:

Years ending December 31,	Amount
2019	$404,460
2020	206,612

Total	$611,072

Multi-Year Customer Services Arrangements The Carve-out Entity often enters into multi-year services contracts with customers, under which the Carve-out Entity grants the customers access to certain proprietary software applications resided in its own servers and provides maintenance and customer support services for fees during the contractual term. On some occasions, software arrangements also call for multi-year maintenance and customer support services in addition to perpetual licenses. Services fees for which the Carve-out Entity has not performed any underlying services or is not entitled to invoice the customer as of December 31, 2018, are not reflected on the accompanying consolidated carve-out financial statements.

Future services fees under multi-year services contracts that have not been invoiced or recognized as revenue as of December 31, 2018, are expected to be received as follows:

Years ending December 31,	Amount
2019	$4,360,613
2020	4,449,568
2021	1,302,138
2022	200,609
2023	52,399

Total	$10,365,327

401(k) Saving Plan The Carve-out Entity has a defined-contribution 401(k) savings plan covering all eligible employees that provides for employee salary deferral contributions and employer contributions. Employees may contribute up to 100% of their pay on a pre-tax basis subject to limitations imposed by the Internal Revenue Service. In addition, the Carve-out Entity matches up to

NC4 INC. AND NC4 PUBLIC SECTOR LLC

NOTES TO CONSOLIDATED CARVE-OUT FINANCIAL STATEMENTS

DECEMBER 31, 2018

four percent of employees’ eligible earnings, subject to statutory prescribed annual limits. The Carve-out Entity incurred expenses associated with the 401(k) plan amounting to approximately $409,000 for the year ended December 31, 2018, which are included in selling, general and administrative expenses on the accompanying consolidated carve-out statement of operations.

State and Local Taxes In July 2019, as a result of its own nexus study and investigation, the Carve-out Entity has initiated applications to enter into voluntary disclosure agreements (individually, “VDA”) with various state and local taxing authorities for potentially having underreported sales and use taxes related to its revenues generated from these jurisdictions. The Carve-out Entity expects the states to grant VDAs as it meets all of the statutory requirements for acceptance into a voluntary disclosure program. With certain exceptions, most VDA programs are contractual agreements whereby the state and local taxing authorities will allow entities to come forward to settle unfiled obligations with a limited look-back period of three or four years from the date of filings in exchange for the entities becoming current on its tax obligations. While its investigations continue, management believes that it is probable that the Carve-out Entity will potentially be liable for up to approximately $1,441,000 in sales and use taxes including interest as of July 2019. As of December 31, 2018, the Carve-out Entity recorded the potential liability in the amount of approximately $1,082,000, of which approximately $618,000 relates to years prior to 2018 and $464,000 relates the year ended December 31, 2018.

10.	SUBSEQUENT EVENTS

The Carve-out Entity evaluated subsequent events that have occurred through the date of the Independent Auditor’s Report, which is the date the consolidated carve-out financial statements were available to be issued, and determined that there were no subsequent events or transactions that required recognition or disclosure in the consolidated carve-out financial statements, except as disclosed in Notes 6 and 9 and below.

In May 2019, the stockholders of NC4 Inc. received a non-binding preliminary offer from Everbridge, Inc. (“Everbridge”) expressing the interest to acquire 100% of the assets of NC4 Inc.’s Risk Center and Public Safety businesses (subsequently excluding the Street Smart business unit). Both parties are currently in the process of executing a certain membership interest purchase agreement (the “MIPA”).

Pursuant to the terms and conditions set forth in the MIPA, and to effectuate the contemplating transaction, the stockholders of NC4 Inc. formed Celerium Group Inc. (“Celerium”), a Delaware S corporation, on July 19, 2019, to contribute all of the issued and outstanding shares of NC4 Inc. to Celerium in exchange for capital stock of Celerium. Immediately after the contribution and close of the MIPA, NC4 Inc. will be converted into a Delaware limited liability company having the name, NC4, LLC, and all of the outstanding shares of NC4 Inc. will be converted into membership interests, which will be wholly owned by Celerium. Under the MIPA, Celerium desires to sell, transfer, and assign to Everbridge, and Everbridge desires to purchase and acquire from Celerium, at the closing of the MIPA, 100% of the membership interests of NC4, LLC and NC4 Public Sector LLC on the Company Subsidiary Transfer Date (as defined). Following the closing and prior to the Company Subsidiary Transfer Date, Celerium will cause to be transferred and assigned from NC4 Public Sector LLC to an affiliate of Celerium all assets and liabilities solely and exclusively used or held for use by the Street Smart business unit.